UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2024

BERRY GLOBAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

 (Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2024, Berry Global Group, Inc. (the “Company”), amended its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to include an officer exculpation provision and to make the United States federal courts the exclusive forum for any federal securities law claims (the “Charter Amendment”).

The Charter Amendment was previously approved by the board of directors (the “Board”) of the Company, subject to stockholder approval, and was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on February 14, 2024, as further described in Item 5.07 below.

The Board also approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”), effective as of February 14, 2024. The Bylaws were amended and restated to, among other things:

•	make changes consistent with the Certificate of Incorporation following the effectiveness of the Charter Amendment, in particular designating the Delaware Court of Chancery the exclusive forum for certain corporate disputes and the United States federal courts the exclusive forum for any federal securities law claims;
•	revise the advance notice procedures for stockholder proposals to require certain additional disclosures with respect to nominating stockholders, their proposed nominees and other persons related to a stockholder’s solicitation of proxies;
•	address the universal proxy rules adopted by the U.S. Securities and Exchange Commission, by providing that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has, or is part of a group that has, complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including all applicable notice and solicitation requirements (and has provided reasonable evidence to the Company of compliance with the same);
•	require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;
•	address certain matters involving the conduct and administration of meetings of stockholders;
•	permit shorter notice of special meetings of the Board, as is necessary or appropriate according to the circumstances; and
•	make various other updates, including ministerial and conforming changes and the adoption of certain gender-neutral titles.

The foregoing descriptions of the Charter Amendment and Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter Amendment and the Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 14, 2024, the Company held its Annual Meeting of Stockholders at the Bally’s Evansville Executive Conference Center located at 450 NW Riverside Dr., Evansville, Indiana 47708 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the five proposals described below. The proposals presented at the Annual Meeting are described in detail in the Company’s Proxy Statement.

As of the record date for the Annual Meeting, there were 115,926,668 shares of common stock issued and outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 106,947,155 shares of common stock, or 92.25% of the issued and outstanding shares of common stock, were represented in person or by proxy.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item 1:	Election of Directors.

Name	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
B. Evan Bayh	99,548,416	3,151,473	62,638	4,175,638
Jonathan F. Foster	100,536,697	2,161,316	64,514	4,175,638
Meredith R. Harper	102,387,209	312,113	63,205	4,175,638
Idalene F. Kesner	96,145,505	6,558,926	58,096	4,175,638
Kevin J. Kwilinski	102,421,800	280,685	60,042	4,175,638
Jill A. Rahman	100,084,237	2,621,089	57,201	4,175,638
Carl J. Rickertsen	99,464,953	3,234,097	63,477	4,175,638
Chaney M. Sheffield, Jr.	100,289,911	2,413,356	59,260	4,175,638
Robert A. Steele	100,235,849	2,467,419	59,259	4,175,638
Stephen E. Sterrett	102,319,167	384,040	59,320	4,175,638
Peter T. Thomas	101,095,115	1,607,958	59,454	4,175,638

Item 2:	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending September 28, 2024.

Votes For	Votes Against	Abstentions
104,865,157	2,012,972	60,036

Item 3:	Approval, on an advisory, non-binding basis, of the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,068,227	4,628,097	66,203	4,175,638

Item 4:	Approval of a proposal to amend the Company’s Certificate of Incorporation to include an officer exculpation provision.

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,482,300	16,172,550	107,677	4,175,638

Item 5:	Approval of a proposal to amend the exclusive forum provision in the Company’s Certificate of Incorporation to make the United States federal courts the exclusive forum for any federal securities law claims.

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,233,928	15,706,311	822,288	4,175,638

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Berry Global Group, Inc., effective February 14, 2024.
3.2	Amended and Restated Bylaws of Berry Global Group, Inc., effective February 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: February 15, 2024	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary